UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2026

MultiSensor AI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40916 (Commission File Number)	86-3938682 (I.R.S. Employer Identification No.)

24 Greenway Plaza, Suite 1800

Houston, Texas 77046

(Address of principal executive offices, including zip code)

(866) 861-0788

(Registrant’s telephone number, including area code)

2105 West Cardinal Drive

Beaumont, Texas, 77705

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	MSAI	The NASDAQ Stock Market LLC
Warrants to purchase common stock	MSAIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02 Termination of a Material Definitive Agreement.

Equity Line of Credit

As previously disclosed, on April 16, 2024, MultiSensor AI Holdings, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”) providing the Company with the option to sell B. Riley Principal Capital II up to $25.0 million of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to certain limitations and conditions set forth in the Purchase Agreement.

Effective February 2, 2026, the Company terminated the Purchase Agreement pursuant to Section 8.2 thereof. Prior to the termination, the Company sold 1,814,731 shares of Common Stock pursuant to the Purchase Agreement for cash proceeds of approximately $4.7 million. The Company is not subject to any termination penalties in connection with the termination of the Purchase Agreement.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 17, 2024.

At-the-Market Offering

As previously disclosed, on March 28, 2025, the Company entered into an at-the-market issuance sales agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley Securities”) acting as sales agent with respect to the issuance and sale of up to $8.6 million of shares of the Company’s Common Stock, from time to time, in an at-the-market offering.

Effective February 2, 2026, the Company terminated the Sales Agreement pursuant to Section 13(b) thereof. Prior to termination, the Company sold 151,072 shares of Common Stock under the Sales Agreement for cash proceeds of approximately $115,793. The Company is not subject to any termination penalties in connection with the termination of the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on March 28, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MultiSensor AI Holdings, Inc.

Date: February 6, 2026	By:	/s/ Robert Nadolny
	Name:	Robert Nadolny
	Title:	Chief Financial Officer and Secretary